Exhibit 99.1

Media Contact: Tom Shiel

24-Hour: 800.559.3853

Analysts: Bill Currens

Office: 704.382.1603

Aug. 6, 2015

Duke Energy reports second quarter 2015 financial results

•	Second quarter 2015 adjusted diluted earnings per share (EPS) were 95 cents, compared to $1.11 for the second quarter of 2014

•	Reported diluted EPS of 78 cents for second quarter 2015, compared to 86 cents in second quarter of 2014

•	Company remains on track to achieve its 2015 adjusted diluted earnings guidance range of $4.55 to $4.75 per share

CHARLOTTE, N.C. – Duke Energy today announced second quarter 2015 adjusted diluted EPS of 95 cents, compared to $1.11 for the second quarter of 2014. Second quarter 2015 reported EPS was 78 cents, compared to 86 cents for the same period last year.

Earnings for the second quarter of 2015 were lower than the prior year quarterly results, primarily due to one-time tax items that did not recur in the current year. Results also were affected by continued weakness in the International business, particularly Brazil, and the timing of O&M expenses at Regulated Utilities.

Year-to-date adjusted diluted EPS through the second quarter of 2015 is in line with the company’s expectations. The company remains on track to achieve its 2015 adjusted diluted earnings guidance range of $4.55 to $4.75 per share.

Strength in the Regulated Utility business, coupled with the execution of the Midwest Generation sale and related share buyback, have served to offset weakness in the International business thus far in 2015.

“Operationally, we met our customers’ energy needs in the second quarter during extended periods of warmer than normal temperatures particularly in the Southeast,” said Lynn Good, president and CEO. “Equally important, we continued to follow through on the growth initiatives that will provide long-term benefits for our customers.

“We also continue to focus on providing solid returns for our shareholders,” Good added. “Last month, our board approved an approximate 4 percent increase in the quarterly dividend payment, reflecting its confidence in the strength of our core businesses and cash flows.”

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Business unit results

In addition to the summary business unit discussion below, a comprehensive table of quarterly and year-to-date adjusted earnings per share drivers compared to the prior year is provided on pages 16 and 17.

The discussion below of second quarter results includes adjusted segment income, which is a non-GAAP financial measure. The tables on pages 25 through 28 present a reconciliation of reported results to adjusted results.

Regulated Utilities

Regulated Utilities recognized second quarter 2015 adjusted segment income of $632 million, compared to $689 million in the second quarter 2014, a decrease of 9 cents per share, excluding the benefit of the accelerated stock repurchase program.

Lower quarterly results at Regulated Utilities were primarily driven by:

•	Higher O&M expense (-$0.11 per share) due to the timing of planned outages in the generation fleet. This includes the impact of nuclear outage cost levelization (-$0.05 per share)

•	Higher depreciation and amortization expense (-$0.05 per share) primarily resulting from additional plant in-service

•	Higher effective tax rate (-$0.04 per share) primarily due to a favorable prior-year state tax settlement

These unfavorable drivers were partially offset by:

•	Higher weather-normal retail volumes (+$0.05 per share) of 1.7 percent compared to 2014

•	Favorable weather (+$0.03 per share) driven by warmer than normal temperatures, primarily in the Carolinas

•	Higher revenues from increased pricing and riders (+$0.03 per share) due to increased energy efficiency programs and prior-year true-ups that did not recur

•	Increased wholesale net margins (+$0.02 per share) primarily resulting from growth in contracted amounts

On a year-to-date basis, Regulated Utilities recognized adjusted segment income of $1,406 million, compared to $1,426 million in the comparable year-to-date period of 2014, a decrease of 4 cents per share, excluding the benefit of the accelerated stock repurchase program.

Decreased year-to-date results at Regulated Utilities were primarily driven by:

•	Higher O&M expense (-$0.12 per share) due to the timing of planned outages in the generation fleet. This includes the impact of nuclear outage cost levelization (-$0.07 per share) and is offset by lower storm costs

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•	Higher depreciation and amortization expense (-$0.08 per share) primarily resulting from additional plant in-service

•	Higher effective tax rate (-$0.04 per share) primarily due to a favorable prior-year state tax settlement

These unfavorable drivers were partially offset by:

•	Higher revenues from increased pricing and riders (+$0.07 per share) due to increased energy efficiency programs and prior-year true-ups that did not recur

•	Increased wholesale net margins (+$0.06 per share) primarily due to growth in contracted amounts

•	Higher AFUDC equity (+$0.03 per share) due to increased capital spending

•	Higher weather-normal retail volumes (+$0.02 per share) of 0.5 percent compared to 2014

•	Favorable weather (+$0.02 per share) across Duke Energy’s service territories

International Energy

International Energy recognized second quarter 2015 adjusted segment income of $52 million, compared to $146 million in the second quarter 2014, a decrease of 13 cents per share.

Lower quarterly results at International Energy were primarily driven by:

•	Unfavorable results in Latin America (-$0.13 per share) primarily due to a prior-year favorable tax adjustment in Chile (-$0.07 per share), impacts from the weak economy and lower demand for electricity in Brazil (-$0.04 per share), as well as foreign currency exchange rates (-$0.01 per share)

On a year-to-date basis, International Energy recognized adjusted segment income of $88 million, compared to $276 million in the comparable year-to-date period of 2014, a decrease of 26 cents per share.

Lower year-to-date earnings at International Energy were driven by:

•	Weaker results in Latin America (-$0.23 per share), primarily due to a prior-year non-recurring tax benefit in Chile (-$0.07 per share), impacts from the weak economy and lower demand for electricity in Brazil (-$0.12 per share) as well as unfavorable foreign currency exchange rates (-$0.01 per share)

•	Lower margins at National Methanol (-$0.03 per share), largely driven by lower MTBE and methanol prices

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Commercial Portfolio

Subsequent to the sale of its nonregulated Midwest Commercial Generation Business to Dynegy Inc. in April, Commercial Portfolio (formerly Commercial Power) includes Duke Energy’s unregulated renewable assets as well as its commercial electric and gas transmission investments.

Commercial Portfolio recognized second quarter 2015 adjusted segment income of $8 million, compared to $16 million in the second quarter 2014, a decrease of 1 cent per share. The decline in Commercial Portfolio’s quarterly earnings is primarily due to lower earnings from the renewables fleet resulting from lower wind resources.

On a year-to-date basis, Commercial Portfolio recognized adjusted segment income of $103 million, compared to $26 million in the comparable year-to-date period of 2014, an increase of 11 cents per share.

Commercial Portfolio’s higher year-to-date earnings were driven by higher results from the Midwest Generation fleet during the first quarter 2015 (+$0.14 per share), partially offset by lower earnings from the renewables fleet (-$0.01 per share) resulting from lower wind resources.

Other

On an adjusted basis, Other primarily includes corporate interest expense not allocated to the business units, results from Duke Energy’s captive insurance company, other investments, and quarterly income tax levelization adjustments.

Other recognized a second quarter 2015 adjusted net expense of $34 million, compared to net expense of $65 million in the second quarter 2014, an improvement of 4 cents per share.

On a year-to-date basis, Other recognized adjusted net expense of $58 million, compared to $113 million in the comparable period of 2014, an improvement of 8 cents per share. Other’s quarterly and year-to-date results were primarily driven by favorable results from the company’s captive insurance business and favorable income tax levelization adjustments.

The consolidated adjusted effective tax rate for second quarter 2015 was 31.2 percent, compared to 28.2 percent in the second quarter of 2014. On a year-to-date basis, the consolidated adjusted effective tax rate was 32 percent, compared to 31.1 percent in the prior year. Adjusted effective tax rate is a non-GAAP financial measure. The tables on pages 29 and 30 present a reconciliation of reported effective tax rate to adjusted effective tax rate.

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Accelerated stock repurchase program

In connection with the transaction to sell the Midwest Generation business to Dynegy for $2.8 billion, which closed on April 2, 2015, Duke Energy completed a $1.5 billion accelerated stock repurchase program (ASR). The program resulted in share retirements of approximately 19.8 million, providing a benefit to the second quarter 2015 and year-to-date results of approximately 3 cents per share.

As a result of the ASR, weighted-average shares of Duke Energy common stock outstanding in 2015 are expected to be approximately 695 million.

Earnings conference call for analysts

An earnings conference call for analysts is scheduled for 10 a.m. ET today to discuss Duke Energy’s financial performance for the quarter and other business updates.

The conference call will be hosted by Lynn Good, president and chief executive officer, and Steve Young, executive vice president and chief financial officer.

The call can be accessed via the investors’ section (http://www.duke-energy.com/investors/) of Duke Energy’s website or by dialing 877-874-1586 in the United States or 719-325-4817 outside the United States. The confirmation code is 2859838. Please call in 10 to 15 minutes prior to the scheduled start time.

A replay of the conference call will be available until 1 p.m. ET, Aug. 16, 2015, by calling 888-203-1112 in the United States or 719-457-0820 outside the United States and using the code 2859838. A replay and transcript also will be available by accessing the investors’ section of the company’s website.

Special items and non-GAAP reconciliation

Special items affecting Duke Energy’s adjusted diluted EPS for quarterly results in 2015 and 2014 include:

(In millions, except per-share amounts)	After-Tax Amount	2Q2015 EPS Impact	2Q2014 EPS Impact
Second Quarter 2015
• Cost to achieve, Progress Energy merger	$(14)	$(0.02)
• Discontinued operations (1)(2)	$(101)	$(0.15)
Second Quarter 2014
• Cost to achieve, Progress Energy merger	$(38)		$(0.06)
• Economic hedges (mark-to-market)	$(3)		—
• Discontinued operations (1)(3)	$(136)		$(0.19)

Total diluted EPS impact		$(0.17)	$(0.25)

(1)	Reported discontinued operations includes the Midwest generation impairment, the economic hedges (mark-to-market) of Midwest generation, and operating results of the Midwest Generation business

(2)	Represents reported discontinued operations of $(0.09) per diluted share, including the impact of a litigation reserve related to the nonregulated Midwest generation business, and a tax charge resulting from the completion of the sale of the Midwest generation business but not reported as discontinued operations of $(0.06), which are treated as a special item and reflected in adjusted diluted EPS.

(3)	Represents reported discontinued operations of $(0.16) per diluted share less the Midwest generation operations results classified as discontinued operations of (+$0.03) per diluted share. Midwest generation operations are treated as a special item and reflected in adjusted diluted EPS.

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Reconciliation of reported to adjusted diluted EPS for the quarter:

	2Q2015 EPS	2Q2014 EPS
Diluted EPS, as reported	$0.78	$0.86
Adjustments to reported EPS:
• Diluted EPS impact of special items and discontinued operations (net of tax)	$0.17	$0.25

Diluted EPS, adjusted	$0.95	$1.11

Non-GAAP financial measures

Management evaluates financial performance in part based on the non-GAAP financial measures, adjusted earnings and adjusted diluted earnings per share (EPS). These items are measured as income from continuing operations net of income (loss) attributable to non-controlling interests, adjusted for the dollar and per-share impact of mark-to-market impacts of economic hedges in the Commercial Portfolio segment and special items including the operating results of the Midwest Generation business (Disposal Group) classified as discontinued operations for GAAP purposes. Special items represent certain charges and credits, which management believes will not be recurring on a regular basis, although it is reasonably possible such charges and credits could recur. Operating results of the Disposal Group sold to Dynegy are reported as discontinued operations, including a portion of the mark-to-market adjustments associated with derivative contracts. Management believes that including the operating results of the Disposal Group reported as discontinued operations better reflects its financial performance and therefore has included these results in adjusted earnings and adjusted diluted EPS prior to the sale of the Disposal Group. Additionally, as a result of completing the sale of the Disposal Group during the second quarter of 2015, state income tax expense increased as state income tax apportionments changed. The additional tax expense was recognized in Continuing Operations on a GAAP basis. This impact to state income taxes has been reflected in Discontinued Operations in the Commercial Portfolio segment for adjusted diluted EPS purposes as management believes these impacts are incidental to the sale of the Disposal Group. Derivative contracts are used in Duke Energy’s hedging of a portion of the economic value of its generation assets in the Commercial Portfolio segment. The mark-to-market impact of derivative contracts is recognized in GAAP earnings immediately and, if associated with the Disposal Group, classified as discontinued operations, as such derivative contracts do not qualify for hedge accounting or regulatory treatment. The economic value of generation assets is subject to fluctuations in fair value due to market price volatility of input and output commodities (e.g. coal, electricity, natural gas). Economic hedging

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involves both purchases and sales of those input and output commodities related to generation assets. Operations of the generation assets are accounted for under the accrual method. Management believes excluding impacts of mark-to-market changes of the derivative contracts from adjusted earnings until settlement better matches the financial impacts of the derivative contract with the portion of economic value of the underlying hedged asset. Management believes the presentation of adjusted earnings and adjusted diluted EPS provides useful information to investors, as it provides them an additional relevant comparison of Duke Energy’s performance across periods. Management uses these non-GAAP financial measures for planning and forecasting and for reporting results to the Board of Directors, employees, shareholders, analysts and investors concerning Duke Energy’s financial performance. Adjusted diluted EPS is also used as a basis for employee incentive bonuses. The most directly comparable GAAP measures for adjusted earnings and adjusted diluted EPS are Net Income Attributable to Duke Energy Corporation and Diluted EPS Attributable to Duke Energy Corporation common shareholders, which include the dollar and per share impact of special items, mark-to-market impacts of economic hedges in the Commercial Portfolio segment and discontinued operations.

Management evaluates segment performance based on segment income. Segment income is defined as income from continuing operations net of income attributable to non-controlling interests. Segment income, as discussed below, includes intercompany revenues and expenses that are eliminated in the Consolidated Financial Statements. Management also uses adjusted segment income as a measure of historical and anticipated future segment performance. Adjusted segment income is a non-GAAP financial measure, as it is based upon segment income adjusted for the mark-to-market impacts of economic hedges in the Commercial Portfolio segment and special items, including the operating results of the Disposal Group classified as discontinued operations for GAAP purposes. Management believes the presentation of adjusted segment income as presented provides useful information to investors, as it provides them with an additional relevant comparison of a segment’s performance across periods. The most directly comparable GAAP measure for adjusted segment income is segment income, which represents segment income from continuing operations, including any special items and the mark-to-market impacts of economic hedges in the Commercial Portfolio segment.

Due to the forward-looking nature of any forecasted adjusted earnings guidance, information to reconcile this non-GAAP financial measure to the most directly comparable GAAP financial measure is not available at this time, as management is unable to project all special items or mark-to-market adjustments for future periods.

Due to the forward-looking nature of any forecasted adjusted segment income or adjusted Other net expenses and any related growth rates for future periods, information to reconcile these non-GAAP financial measures to the most directly

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comparable GAAP financial measures is not available at this time, as the company is unable to forecast all special items, the mark-to-market impacts of economic hedges in the Commercial Portfolio segment, or any amounts that may be reported as discontinued operations or extraordinary items for future periods.

Duke Energy is the largest electric power holding company in the United States with approximately $120 billion in total assets. Its regulated utility operations serve approximately 7.3 million electric customers located in six states in the Southeast and Midwest. Its Commercial Portfolio and International business segments own and operate diverse power generation assets in North America and Latin America, including a growing portfolio of renewable energy assets in the United States.

Headquartered in Charlotte, N.C., Duke Energy is a Fortune 250 company traded on the New York Stock Exchange under the symbol DUK. More information about the company is available at duke-energy.com.

Forward-Looking Information

This document includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements are based on management’s beliefs and assumptions.

These forward-looking statements are identified by terms and phrases such as “anticipate,” “believe,” “intend,” “estimate,” “expect,” “continue,” “should,” “could,” “may,” “plan,” “project,” “predict,” “will,” “potential,” “forecast,” “target,” “guidance,” “outlook,” and similar expressions. Forward-looking statements involve risks and uncertainties that may cause actual results to be materially different from the results predicted. Factors that could cause actual results to differ materially from those indicated in any forward-looking statement include, but are not limited to: state, federal and foreign legislative and regulatory initiatives, including costs of compliance with existing and future environmental requirements or climate change, as well as rulings that affect cost and investment recovery or have an impact on rate structures or market prices; the extent and timing of the costs and liabilities relating to the Dan River ash basin release and compliance with current regulations and any future regulatory changes related to the management of coal ash; the ability to recover eligible costs, including those associated with future significant weather events, and earn an adequate return on investment through the regulatory process; the costs of decommissioning Crystal River Unit 3 could prove to be more extensive than amounts estimated and all costs may not be fully recoverable through the regulatory process; credit ratings of the company or its subsidiaries may be different from what is expected; costs and effects of legal and administrative proceedings, settlements, investigations and claims; industrial, commercial and residential growth or decline in service territories or customer bases resulting from customer usage patterns, including energy efficiency efforts and use of alternative energy sources including self-generation and distributed generation

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technologies; additional competition in electric markets and continued industry consolidation; political and regulatory uncertainty in other countries in which Duke Energy conducts business; the influence of weather and other natural phenomena on operations, including the economic, operational and other effects of severe storms, hurricanes, droughts and tornadoes; the ability to successfully operate electric generating facilities and deliver electricity to customers; the impact on facilities and business from a terrorist attack, cybersecurity threats, data security breaches and other catastrophic events; the inherent risks associated with the operation and potential construction of nuclear facilities, including environmental, health, safety, regulatory and financial risks; the timing and extent of changes in commodity prices, interest rates and foreign currency exchange rates and the ability to recover such costs through the regulatory process, where appropriate, and their impact on liquidity positions and the value of underlying assets; the results of financing efforts, including the ability to obtain financing on favorable terms, which can be affected by various factors, including credit ratings and general economic conditions; declines in the market prices of equity and fixed income securities and resultant cash funding requirements for defined benefit pension plans, other post-retirement benefit plans and nuclear decommissioning trust funds; construction and development risks associated with the completion of Duke Energy and its subsidiaries’ capital investment projects in existing and new generation facilities, including risks related to financing, obtaining and complying with terms of permits, meeting construction budgets and schedules, and satisfying operating and environmental performance standards, as well as the ability to recover costs from customers in a timely manner or at all; changes in rules for regional transmission organizations, including changes in rate designs and new and evolving capacity markets, and risks related to obligations created by the default of other participants; the ability to control operation and maintenance costs; the level of creditworthiness of counterparties to transactions; employee workforce factors, including the potential inability to attract and retain key personnel; the ability of subsidiaries to pay dividends or distributions to Duke Energy Corporation holding company (the Parent); the performance of projects undertaken by our nonregulated businesses and the success of efforts to invest in and develop new opportunities; the effect of accounting pronouncements issued periodically by accounting standard-setting bodies; the impact of potential goodwill impairments; the ability to reinvest prospective undistributed earnings of foreign subsidiaries or repatriate such earnings on a tax-efficient basis; and the ability to successfully complete future merger, acquisition or divestiture plans.

Additional risks and uncertainties are identified and discussed in Duke Energy’s and its subsidiaries’ reports filed with the SEC and available at the SEC’s website at www.sec.gov. In light of these risks, uncertainties and assumptions, the events described in the forward-looking statements might not occur or might occur to a different extent or at a different time than Duke Energy has described. Duke Energy undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

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June 2015

QUARTERLY HIGHLIGHTS

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
(In millions, except per-share amounts and where noted)	2015	2014	2015	2014
Earnings Per Share - Basic and Diluted
Income from continuing operations attributable to Duke Energy Corporation common shareholders
Basic	$0.87	$1.02	$1.96	$2.07
Diluted	$0.87	$1.02	$1.96	$2.07
(Loss) Income from discontinued operations attributable to Duke Energy Corporation common shareholders
Basic	$(0.09)	$(0.16)	$0.05	$(1.35)
Diluted	$(0.09)	$(0.16)	$0.05	$(1.35)
Net income attributable to Duke Energy Corporation common shareholders
Basic	$0.78	$0.86	$2.01	$0.72
Diluted	$0.78	$0.86	$2.01	$0.72
Weighted-average shares outstanding
Basic	692	707	700	707
Diluted	692	707	700	707

SEGMENT INCOME (LOSS) BY BUSINESS SEGMENT
Regulated Utilities	$632	$689	$1,406	$1,426
International Energy	52	146	88	276
Commercial Portfolio(a)(b)	(33)	(21)	(32)	(53)

Total Reportable Segment Income	651	814	1,462	1,649
Other Net Expense(c)(d)	(48)	(90)	(85)	(177)
Intercompany Eliminations	(3)	(2)	(4)	(4)
(Loss) Income from Discontinued Operations, net of tax(e)	(57)	(113)	34	(956)

Net Income Attributable to Duke Energy Corporation	$543	$609	$1,407	$512

CAPITALIZATION
Total Common Equity			49%	48%
Total Debt			51%	52%

Total Debt			$41,331	$42,460
Book Value Per Share			$57.56	$57.80
Actual Shares Outstanding			688	707

CAPITAL AND INVESTMENT EXPENDITURES
Regulated Utilities	$1,411	$1,073	$2,673	$2,175
International Energy	7	16	19	25
Commercial Portfolio	261	100	383	168
Other	56	25	114	86

Total Capital and Investment Expenditures	$1,735	$1,214	$3,189	$2,454

Note: Prior period operating results reflect reclassifications due to the impacts of discontinued operations.

(a)	Includes a tax charge of $41 million resulting from the completion of the sale of the nonregulated Midwest generation business for the three months and six months ended June 30, 2015.
(b)	Includes an impairment charge of $59 million for the six months ended June 30, 2014, related to OVEC (net of tax of $35 million).
(c)	Includes costs to achieve the Progress merger of $14 million for the three months ended June 30, 2015 (net of tax of $8 million) and $27 million for the six months ended June 30, 2015 (net of tax of $16 million).
(d)	Includes costs to achieve the Progress merger of $38 million for the three months ended June 30, 2014 (net of tax of $23 million) and $72 million for the six months ended June 30, 2014 (net of tax of $44 million).
(e)	Includes the impact of a litigation reserve related to the nonregulated Midwest generation business of $46 million for the three months ended June 30, 2015 (net of tax of $25 million), and $53 million for the six months ended June 30, 2015 (net of tax of $28 million).

June 2015

QUARTERLY HIGHLIGHTS

(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
(In millions, except for GWh and MW amounts)	2015	2014	2015	2014
REGULATED UTILITIES
Operating Revenues	$5,220	$5,283	$10,943	$11,088
Operating Expenses	4,003	4,019	8,308	8,446
Gains on Sales of Other Assets, net	2	—	9	1

Operating Income	1,219	1,264	2,644	2,643
Other Income and Expenses	59	62	131	131
Interest Expense	274	275	549	545

Income Before Income Taxes	1,004	1,051	2,226	2,229
Income Tax Expense	372	362	820	803

Segment Income	$632	$689	$1,406	$1,426

Depreciation and Amortization	$707	$688	$1,405	$1,365

Duke Energy Carolinas GWh sales	21,306	20,836	43,774	44,529
Duke Energy Progress GWh sales	14,952	14,693	31,717	30,854
Duke Energy Florida GWh sales	10,802	9,840	19,275	18,501
Duke Energy Ohio GWh sales	6,233	5,824	13,000	12,303
Duke Energy Indiana GWh sales	7,705	8,455	16,433	17,329

Total GWh sales	60,998	59,648	124,199	123,516

Net Proportional MW Capacity in Operation			49,528	49,452

INTERNATIONAL ENERGY
Operating Revenues	$287	$364	$560	$746
Operating Expenses	232	254	439	485
(Loss) Gains on Sales of Other Assets, net	(1)	5	(1)	5

Operating Income	54	115	120	266
Other Income and Expenses	31	52	45	109
Interest Expense	22	23	45	46

Income Before Income Taxes	63	144	120	329
Income Tax Expense	10	(5)	30	46
Less: Income Attributable to Noncontrolling Interests	1	3	2	7

Segment Income	$52	$146	$88	$276

Depreciation and Amortization	$23	$27	$46	$50

Sales, GWh	4,520	4,281	8,990	9,522
Proportional MW Capacity in Operation			4,333	4,411

COMMERCIAL PORTFOLIO
Operating Revenues	$75	$64	$148	$145
Operating Expenses(a)	84	80	173	268
Losses on Sales of Other Assets, net	6	—	6	—

Operating Loss	(3)	(16)	(19)	(123)
Other Income and Expenses	(2)	5	—	10
Interest Expense	10	13	22	27

Loss Before Income Taxes	(15)	(24)	(41)	(140)
Income Tax Expense (Benefit)(b)(c)	18	(3)	(9)	(87)

Segment Loss	$(33)	$(21)	$(32)	$(53)

Depreciation and Amortization	$26	$19	$50	$46

Actual Coal-fired Plant Production, GWh	—	204	—	675
Actual Renewable Plant Production, GWh	1,373	1,469	2,683	3,058

Actual Plant Production, GWh	1,373	1,673	2,683	3,733

Net Proportional MW Capacity in Operation			1,634	1,305

OTHER
Operating Revenues	$34	$29	$61	$54
Operating Expenses(d)(e)	63	101	113	185
Gains on Sales of Other Assets, net	6	1	13	1

Operating Loss	(23)	(71)	(39)	(130)
Other Income and Expenses	9	9	10	15
Interest Expense	97	98	194	201

Loss Before Income Taxes	(111)	(160)	(223)	(316)
Income Tax Benefit(f)(g)	(66)	(71)	(143)	(140)
Less: Income Attributable to Noncontrolling Interests	3	1	5	1

Segment Net Expense	$(48)	$(90)	$(85)	$(177)

Depreciation and Amortization	$34	$28	$66	$56

Note: Prior period reflects reclassifications due to the impact of discontinued operations.

(a)	Includes a pre-tax impairment charge of $94 million for the six months ended June 30, 2014, related to OVEC.
(b)	Includes a tax charge of $41 million resulting from the completion of the sale of the nonregulated Midwest generation business for the three months and six months ended June 30, 2015.
(c)	Includes a tax benefit of $35 million for the six months ended June 30, 2014, related to OVEC impairment.
(d)	Includes costs to achieve the Progress merger of $22 million for the three months ended June 30, 2015, and $43 million for the six months ended June 30, 2015.
(e)	Includes costs to achieve the Progress merger of $61 million for the three months ended June 30, 2014, and $114 million for the six months ended June 30, 2014.
(f)	Includes tax benefit related to costs to achieve the Progress merger of $8 million for the three months ended June 30, 2015, and $16 million for the six months ended June 30, 2015.
(g)	Includes tax benefit related to costs to achieve the Progress merger of $23 million for the three months ended June 30, 2014, and $44 million for the six months ended June 30, 2014.

DUKE ENERGY CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

(In millions, except per-share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014
Operating Revenues
Regulated electric	$5,090	$5,138	$10,547	$10,688
Nonregulated electric and other	403	463	780	954
Regulated natural gas	96	107	327	329

Total operating revenues	5,589	5,708	11,654	11,971

Operating Expenses
Fuel used in electric generation and purchased power - regulated	1,721	1,808	3,662	3,808
Fuel used in electric generation and purchased power - nonregulated	118	126	222	262
Cost of natural gas and other	26	38	137	154
Operation, maintenance and other	1,422	1,396	2,848	2,845
Depreciation and amortization	790	762	1,567	1,517
Property and other taxes	279	311	543	661
Impairment charges	—	(16)	—	80

Total operating expenses	4,356	4,425	8,979	9,327

Gain on Sales of Other Assets and Other, net	13	6	27	7

Operating Income	1,246	1,289	2,702	2,651

Other Income and Expenses
Equity in earnings of unconsolidated affiliates	23	33	36	69
Other income and expenses, net	72	89	146	184

Total other income and expenses	95	122	182	253

Interest Expense	403	403	806	807

Income from Continuing Operations before Income Taxes	938	1,008	2,078	2,097
Income Tax Expense from Continuing Operations	334	282	698	621

Income from Continuing Operations	604	726	1,380	1,476
(Loss) Income from Discontinued Operations, net of tax	(57)	(113)	34	(956)

Net Income	547	613	1,414	520
Less: Net Income Attributable to Noncontrolling Interests	4	4	7	8

Net Income Attributable to Duke Energy Corporation	$543	$609	$1,407	$512

Earnings Per Share - Basic and Diluted
Income from continuing operations attributable to Duke Energy Corporation common shareholders
Basic	$0.87	$1.02	$1.96	$2.07
Diluted	$0.87	$1.02	$1.96	$2.07
(Loss) income from discontinued operations attributable to Duke Energy Corporation common shareholders
Basic	$(0.09)	$(0.16)	$0.05	$(1.35)
Diluted	$(0.09)	$(0.16)	$0.05	$(1.35)
Net income attributable to Duke Energy Corporation common shareholders
Basic	$0.78	$0.86	$2.01	$0.72
Diluted	$0.78	$0.86	$2.01	$0.72
Weighted-average shares outstanding
Basic	692	707	700	707
Diluted	692	707	700	707

DUKE ENERGY CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

(In millions)

	June 30, 2015	December 31, 2014
ASSETS
Current Assets
Cash and cash equivalents	$960	$2,036
Receivables (net of allowance for doubtful accounts of $17 at June 30, 2015 and December 31, 2014)	650	791
Restricted receivables of variable interest entities (net of allowance for doubtful accounts of $55 at June 30, 2015 and $51 at December 31, 2014)	2,046	1,973
Inventory	3,469	3,459
Assets held for sale	—	364
Regulatory assets	975	1,115
Other	1,498	1,837

Total current assets	9,598	11,575

Investments and Other Assets
Investments in equity method unconsolidated affiliates	375	358
Nuclear decommissioning trust funds	5,529	5,546
Goodwill	16,328	16,321
Assets held for sale	—	2,642
Other	3,239	3,008

Total investments and other assets	25,471	27,875

Property, Plant and Equipment
Cost	107,125	104,861
Accumulated depreciation and amortization	(35,826)	(34,824)
Generation facilities to be retired, net	460	9

Net property, plant and equipment	71,759	70,046

Regulatory Assets and Deferred Debits
Regulatory assets	11,564	11,042
Other	183	171

Total regulatory assets and deferred debits	11,747	11,213

Total Assets	$118,575	$120,709

LIABILITIES AND EQUITY
Current Liabilities
Accounts payable	$1,920	$2,271
Notes payable and commercial paper	2,162	2,514
Taxes accrued	550	569
Interest accrued	419	418
Current maturities of long-term debt	2,374	2,807
Liabilities associated with assets held for sale	—	262
Regulatory liabilities	245	204
Other	1,976	2,188

Total current liabilities	9,646	11,233

Long-term Debt	36,795	37,213

Deferred Credits and Other Liabilities
Deferred income taxes	13,664	13,423
Investment tax credits	420	427
Accrued pension and other post-retirement benefit costs	1,152	1,145
Liabilities associated with assets held for sale	—	35
Asset retirement obligations	9,490	8,466
Regulatory liabilities	6,203	6,193
Other	1,588	1,675

Total deferred credits and other liabilities	32,517	31,364

Commitments and Contingencies
Equity
Common stock, $0.001 par value, 2 billion shares authorized; 688 million and 707 million shares outstanding at June 30, 2015 and December 31, 2014, respectively	1	1
Additional paid-in capital	37,933	39,405
Retained earnings	2,294	2,012
Accumulated other comprehensive income	(648)	(543)

Total Duke Energy Corporation stockholder’s equity	39,580	40,875
Noncontrolling interests	37	24

Total equity	39,617	40,899

Total Liabilities and Equity	$118,575	$120,709

DUKE ENERGY CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

(In millions)

	Six Months Ended June 30,
	2015	2014
CASH FLOWS FROM OPERATING ACTIVITIES
Net Income	$1,414	$520
Adjustments to reconcile net income to net cash provided by operating activities	1,465	2,099

Net cash provided by operating activities	2,879	2,619

CASH FLOWS FROM INVESTING ACTIVITIES
Net cash used in investing activities	(294)	(2,367)

CASH FLOWS FROM FINANCING ACTIVITIES
Net cash (used in) provided by financing activities	(3,661)	255

Net (decrease) increase in cash and cash equivalents	(1,076)	507
Cash and cash equivalents at the beginning of period	2,036	1,501

Cash and cash equivalents at end of period	$960	$2,008

DUKE ENERGY CORPORATION

EARNINGS VARIANCES

June 2015 QTD vs. Prior Year

($ per share)	Regulated Utilities	International Energy	Commercial Portfolio	Other	Consolidated
2014 QTD Reported Earnings Per Share, Diluted	$0.97	$0.21	$(0.03)	$(0.13)	$0.86

Costs to Achieve, Progress Merger	—	—	—	0.06	0.06
Midwest Generation Operations (offset in Discontinued Operations)	—	—	0.05	(0.02)	0.03
Discontinued Operations					0.16

2014 QTD Adjusted Earnings Per Share, Diluted	$0.97	$0.21	$0.02	$(0.09)	$1.11

Stock Repurchase (a)	0.03	—	—	—	0.03

Weather	0.03	—	—	—	0.03

Pricing and Riders (b)	0.03	—	—	—	0.03

Volumes	0.05	—	—	—	0.05

Wholesale (c)	0.02	—	—	—	0.02

Operation and Maintenance, net of recoverables (d)	(0.11)	—	—	—	(0.11)

Latin America, including Foreign Exchange Rates (e)	—	(0.13)	—	—	(0.13)

Duke Energy Renewables (f)	—	—	(0.01)	—	(0.01)

Change in effective tax rates	(0.04)	—	—	0.03	(0.01)

Other (g)	(0.07)	—	—	0.01	(0.06)

2015 QTD Adjusted Earnings Per Share, Diluted	$0.91	$0.08	$0.01	$(0.05)	0.95

Costs to Achieve, Progress Merger	—	—	—	(0.02)	(0.02)
Discontinued Operations			(0.06)		(0.15)

2015 QTD Reported Earnings Per Share, Diluted	$0.91	$0.08	$(0.05)	$(0.07)	$0.78

Note 1: Earnings Per Share amounts are calculated using the consolidated effective income tax rate.

Note 2: Adjusted and Reported Earnings Per Share amounts by segment may not recompute from other published schedules due to rounding.

Note 3: Prior period operating results reflect reclassifications due to the impact of discontinued operations.

(a)	Reflects the impact on earnings per diluted share due to the decrease in weighted-average diluted common shares outstanding as a result of shares repurchased and retired under the Accelerated Stock Repurchase Program. Weighted-average diluted shares outstanding decreased from 707 million shares for the three months ended June 30, 2014, to 692 million shares for the three months ended June 30, 2015.
(b)	Primarily due to prior-year fuel and purchased power costs true-ups (+$0.02) and higher energy efficiency rider recovery in North Carolina and South Carolina (+$0.01), partially offset by the impact of a regulatory order that limited the ability to carry forward energy efficiency savings for Duke Energy Ohio (-$0.02).
(c)	Primarily due to higher volumes and capacity rates due to favorable weather and the implementation of new contracts.
(d)	Primarily due to an increase in planned spending and the prior-year benefit associated with the adoption of nuclear outage levelization (-$0.05), partially offset by lower storm restoration costs.
(e)	Primarily due to a prior year tax benefit related to the reorganization of the company’s operations in Chile (-$0.07), lower results in Brazil (-$0.04) due to higher purchased power costs resulting from ongoing drought conditions, lower results in Central America (-$0.01) due to lower generation and prices from increased competition, and unfavorable foreign currency exchange rates (-$0.01).
(f)	Primarily due to lower wind production and additional depreciation expense from higher depreciable base.
(g)	Amount for Regulated Utilities includes increased depreciation and amortization expense (-$0.05) due to higher depreciable base and higher non-income taxes (-$0.03), partially offset by higher AFUDC-equity (+$0.01).

DUKE ENERGY CORPORATION

EARNINGS VARIANCES

June 2015 YTD vs. Prior Year

($ per share)	Regulated Utilities	International Energy	Commercial Portfolio	Other	Consolidated
2014 YTD Reported Earnings Per Share, Diluted	$2.02	$0.39	$(0.08)	$(0.25)	$0.72

Costs to Achieve, Progress Merger	—	—	—	0.10	0.10
Economic Hedges (Mark-to-Market)	—	—	0.01	—	0.01
Midwest Generation Operations (offset in Discontinued Operations)	—	—	0.02	(0.01)	0.01
Asset Impairment	—	—	0.08	—	0.08
Discontinued Operations					1.36

2014 YTD Adjusted Earnings Per Share, Diluted	$2.02	$0.39	$0.03	$(0.16)	$2.28

Stock Repurchase (a)	0.03	—	—	—	0.03

Weather	0.02	—	—	—	0.02

Pricing and Riders (b)	0.07	—	—	—	0.07

Volumes	0.02	—	—	—	0.02

Wholesale (c)	0.06	—	—	—	0.06

Operation and Maintenance, net of recoverables (d)	(0.12)	—	—	—	(0.12)

Latin America, including Foreign Exchange Rates (e)	—	(0.23)	—	—	(0.23)

National Methanol Company	—	(0.03)	—	—	(0.03)

Duke Energy Renewables (f)	—	—	(0.01)	—	(0.01)

Midwest Generation (g)	—	—	0.14	—	0.14

Interest Expense	—	—	—	0.01	0.01

Change in effective tax rates	(0.04)	—	(0.01)	0.06	0.01

Other (h)	(0.05)	—	(0.01)	0.01	(0.05)

2015 YTD Adjusted Earnings Per Share, Diluted	$2.01	$0.13	$0.14	$(0.08)	2.20

Costs to Achieve, Progress Merger	—	—	—	(0.04)	(0.04)
Midwest Generation Operations (offset in Discontinued Operations)	—	—	(0.13)	—	(0.13)
Discontinued Operations			(0.06)		(0.02)

2015 YTD Reported Earnings Per Share, Diluted	$2.01	$0.13	$(0.05)	$(0.12)	$2.01

Note 1: Earnings Per Share amounts are calculated using the consolidated effective income tax rate.

Note 2: Adjusted and Reported Earnings Per Share amounts by segment may not recompute from other published schedules due to rounding.

Note 3: Prior period operating results reflect reclassifications due to the impact of discontinued operations.

(a)	Reflects the impact on earnings per diluted share due to the decrease in weighted-average diluted common shares outstanding as a result of shares repurchased and retired under the Accelerated Stock Repurchase Program. Weighted-average diluted shares outstanding decreased from 707 million shares for the six months ended June 30, 2014, to 700 million shares for the six months ended June 30, 2015.
(b)	Primarily due to prior year fuel and purchased power costs true-ups (+$0.04) and higher energy efficiency rider recovery in North Carolina and South Carolina (+$0.03), partially offset by the impact of a regulatory order that limited the ability to carry forward energy efficiency savings for Duke Energy Ohio (-$0.02).
(c)	Primarily due to higher volumes and capacity rates due to favorable weather and the implementation of new contracts.
(d)	Primarily due to an increase in planned spending and the prior-year benefit associated with the adoption of nuclear outage levelization (-$0.07), partially offset by lower storm restoration costs.
(e)	Primarily due to lower results in Brazil (-$0.12) due to lower sales volumes and higher purchased power costs resulting from ongoing drought conditions and decreased demand, a prior year tax benefit related to the reorganization of the company’s operations in Chile (-$0.07), lower results in Central America (-$0.02) due to lower generation and prices from increased competition and unfavorable foreign currency exchange rates (-$0.01).
(f)	Primarily due to lower wind production.
(g)	Primarily due to higher capacity revenues, improved generation margins and the suspension of depreciation as a result of held for sale status prior to the sale of the nonregulated Midwest generation business.
(h)	Amount for Regulated Utilities includes increased depreciation and amortization expense (-$0.08) due to higher depreciable base, partially offset by higher AFUDC-equity (+$0.03).

Regulated Utilities

Quarterly Highlights

Supplemental Regulated Utilities Electric Information

June 2015

	Three Months Ended June 30				Six Months Ended June 30
	2015	2014	% Inc. (Dec.)	% Inc. (Dec.) Weather Normal (2)	2015	2014	% Inc. (Dec.)	% Inc. (Dec.) Weather Normal (2)
GWH Sales (1)
Residential	17,989	17,911	0.4%	1.8%	42,019	42,104	(0.2%)	(0.1%)
General Service	18,795	18,725	0.4%	1.3%	37,077	36,872	0.6%	0.6%
Industrial	13,105	13,081	0.2%	1.9%	25,369	25,136	0.9%	1.3%
Other Energy Sales	149	153	(2.6%)		301	303	(0.7%)
Unbilled Sales	2,378	1,164	104.3%	N/A	1,332	580	129.7%	N/A

Total Retail Sales	52,416	51,034	2.7%	1.7%	106,098	104,995	1.1%	0.5%

Special Sales	8,582	8,614	(0.4%)		18,101	18,521	(2.3%)

Total Consolidated Electric Sales - Regulated Utilities	60,998	59,648	2.3%		124,199	123,516	0.6%

Average Number of Customers (Electric)
Residential	6,348,277	6,266,316	1.3%		6,345,413	6,265,818	1.3%
General Service	951,642	941,986	1.0%		949,694	940,517	1.0%
Industrial	18,159	18,308	(0.8%)		18,172	18,341	(0.9%)
Other Energy Sales	23,012	22,468	2.4%		22,982	22,464	2.3%

Total Regular Sales	7,341,090	7,249,078	1.3%		7,336,261	7,247,140	1.2%

Special Sales	61	60	1.7%		64	62	3.2%

Total Average Number of Customers - Regulated Utilities	7,341,151	7,249,138	1.3%		7,336,325	7,247,202	1.2%

Heating and Cooling Degree Days
Carolinas - Actual
Heating Degree Days	150	156	(3.8%)		2,054	2,125	(3.3%)
Cooling Degree Days	632	593	6.6%		636	593	7.3%

Variance from Normal
Heating Degree Days	(19.5%)	(15.7%)	n/a		11.6%	15.4%	n/a
Cooling Degree Days	15.3%	10.2%	n/a		14.0%	8.2%	n/a

Midwest - Actual
Heating Degree Days	380	443	(14.2%)		3,500	3,756	(6.8%)
Cooling Degree Days	378	350	8.0%		378	350	8.0%

Variance from Normal
Heating Degree Days	(10.4%)	4.2%	n/a		14.6%	22.3%	n/a
Cooling Degree Days	3.0%	(0.3%)	n/a		1.3%	(1.7%)	n/a

Florida - Actual
Heating Degree Days	—	1	(100.0%)		373	418	(10.8%)
Cooling Degree Days	1,256	1,061	18.4%		1,490	1,205	23.7%

Variance from Normal
Heating Degree Days	(100.0%)	(90.9%)	n/a		(6.3%)	0.7%	n/a
Cooling Degree Days	19.3%	0.7%	n/a		21.6%	(2.1%)	n/a

(1)	Except as indicated in footnote (2), represents non-weather normalized billed sales, with energy delivered but not yet billed (i.e. unbilled sales) reflected as a single amount and not allocated to the respective retail classes.
(2)	Represents weather normal total retail calendar sales (i.e. billed and unbilled sales).

Duke Energy Carolinas

Quarterly Highlights

Supplemental Regulated Utilities Electric Information

June 2015

	Three Months Ended June 30				Six Months Ended June 30
	2015	2014	% Inc. (Dec.)	% Inc. (Dec.) Weather Normal (2)	2015	2014	% Inc. (Dec.)	% Inc. (Dec.) Weather Normal (2)
GWH Sales (1)
Residential	5,754	5,872	(2.0%)		14,232	14,436	(1.4%)
General Service	6,942	6,953	(0.2%)		13,801	13,734	0.5%
Industrial	5,614	5,467	2.7%		10,689	10,381	3.0%
Other Energy Sales	76	76	—%		153	149	2.7%
Unbilled Sales	843	366	(130.3%)		354	185	(91.4%)

Total Regular Electric Sales	19,229	18,734	2.6%	2.0%	39,229	38,885	0.9%	0.9%

Special Sales	2,077	2,102	(1.2%)		4,545	5,644	(19.5%)

Total Consolidated Electric Sales - Duke Energy Carolinas	21,306	20,836	2.3%		43,774	44,529	(1.7%)

Average Number of Customers
Residential	2,112,443	2,083,576	1.4%		2,110,556	2,082,721	1.3%
General Service	344,865	341,212	1.1%		344,029	340,700	1.0%
Industrial	6,446	6,531	(1.3%)		6,459	6,527	(1.0%)
Other Energy Sales	14,993	14,505	3.4%		14,974	14,495	3.3%

Total Regular Sales	2,478,747	2,445,824	1.3%		2,476,018	2,444,443	1.3%

Special Sales	24	24	—%		25	25	—%

Total Average Number of Customers - Duke Energy Carolinas	2,478,771	2,445,848	1.3%		2,476,043	2,444,468	1.3%

Heating and Cooling Degree Days
Actual
Heating Degree Days	163	181	(9.9%)		2,104	2,223	(5.4%)
Cooling Degree Days	623	557	11.8%		624	557	12.0%

Variance from Normal
Heating Degree Days	(18.9%)	(10.0%)	n/a		9.7%	16.0%	n/a
Cooling Degree Days	18.7%	8.4%	n/a		16.9%	6.5%	n/a

(1)	Except as indicated in footnote (2), represents non-weather normalized billed sales, with energy delivered but not yet billed (i.e. unbilled sales) reflected as a single amount and not allocated to the respective retail classes.
(2)	Represents weather normal total retail calendar sales (i.e. billed and unbilled sales).

Duke Energy Progress

Quarterly Highlights

Supplemental Regulated Utilities Electric Information

June 2015

	Three Months Ended June 30				Six Months Ended June 30
	2015	2014	% Inc. (Dec.)	% Inc. (Dec.) Weather Normal (2)	2015	2014	% Inc. (Dec.)	% Inc. (Dec.) Weather Normal (2)
GWH Sales (1)
Residential	3,673	3,959	(7.2%)		9,440	9,539	(1.0%)
General Service	3,688	3,769	(2.1%)		7,437	7,410	0.4%
Industrial	2,565	2,616	(1.9%)		5,002	4,997	0.1%
Other Energy Sales	27	29	(6.9%)		55	59	(6.8%)
Unbilled Sales	570	(30)	2,000.0%		129	(27)	577.8%

Total Regular Electric Sales	10,523	10,343	1.7%	2.4%	22,063	21,978	0.4%	0.4%

Special Sales	4,429	4,350	1.8%		9,654	8,876	8.8%

Total Consolidated Electric Sales - Duke Energy Progress	14,952	14,693	1.8%		31,717	30,854	2.8%

Average Number of Customers
Residential	1,271,806	1,253,519	1.5%		1,270,438	1,252,564	1.4%
General Service	225,735	223,061	1.2%		225,073	222,477	1.2%
Industrial	4,229	4,277	(1.1%)		4,229	4,284	(1.3%)
Other Energy Sales	1,690	1,730	(2.3%)		1,689	1,741	(3.0%)

Total Regular Sales	1,503,460	1,482,587	1.4%		1,501,429	1,481,066	1.4%

Special Sales	15	15	—%		15	15	—%

Total Average Number of Customers - Duke Energy Progress	1,503,475	1,482,602	1.4%		1,501,444	1,481,081	1.4%

Heating and Cooling Degree Days
Actual
Heating Degree Days	136	131	3.8%		2,003	2,027	(1.2%)
Cooling Degree Days	641	629	1.9%		648	629	3.0%

Variance from Normal
Heating Degree Days	(19.0%)	(22.0%)	n/a		13.6%	14.7%	n/a
Cooling Degree Days	12.5%	11.7%	n/a		11.5%	9.6%	n/a

(1)	Except as indicated in footnote (2), represents non-weather normalized billed sales, with energy delivered but not yet billed (i.e. unbilled sales) reflected as a single amount and not allocated to the respective retail classes.
(2)	Represents weather normal total retail calendar sales (i.e. billed and unbilled sales).

Duke Energy Florida

Quarterly Highlights

Supplemental Regulated Utilities Electric Information

June 2015

	Three Months Ended June 30				Six Months Ended June 30
	2015	2014	% Inc. (Dec.)	% Inc. (Dec.) Weather Normal (2)	2015	2014	% Inc. (Dec.)	% Inc. (Dec.) Weather Normal (2)
GWH Sales (1)
Residential	4,944	4,396	12.5%		9,048	8,447	7.1%
General Service	3,857	3,702	4.2%		7,092	6,950	2.0%
Industrial	821	803	2.2%		1,581	1,604	(1.4%)
Other Energy Sales	6	6	—%		12	12	—%
Unbilled Sales	679	592	14.7%		793	731	8.5%

Total Regular Electric Sales	10,307	9,499	8.5%	3.4%	18,526	17,744	4.4%	0.9%

Special Sales	495	341	45.2%		749	757	(1.1%)

Total Electric Sales - Duke Energy Florida	10,802	9,840	9.8%		19,275	18,501	4.2%

Average Number of Customers
Residential	1,521,460	1,498,175	1.6%		1,518,985	1,495,267	1.6%
General Service	193,278	190,979	1.2%		192,919	190,708	1.2%
Industrial	2,245	2,279	(1.5%)		2,251	2,290	(1.7%)
Other Energy Sales	1,537	1,556	(1.2%)		1,539	1,556	(1.1%)

Total Regular Sales	1,718,520	1,692,989	1.5%		1,715,694	1,689,821	1.5%

Special Sales	14	14	—%		15	15	—%

Total Average Number of Customers - Duke Energy Florida	1,718,534	1,693,003	1.5%		1,715,709	1,689,836	1.5%

Heating and Cooling Degree Days
Actual
Heating Degree Days	—	1	(100.0%)		373	418	(10.8%)
Cooling Degree Days	1,256	1,061	18.4%		1,490	1,205	23.7%

Variance from Normal
Heating Degree Days	(100.0%)	(90.9%)	n/a		(6.3%)	0.7%	n/a
Cooling Degree Days	19.3%	0.7%	n/a		21.6%	(2.1%)	n/a

(1)	Except as indicated in footnote (2), represents non-weather normalized billed sales, with energy delivered but not yet billed (i.e. unbilled sales) reflected as a single amount and not allocated to the respective retail classes.
(2)	Represents weather normal total retail calendar sales (i.e. billed and unbilled sales).

Duke Energy Ohio

Quarterly Highlights

Supplemental Regulated Utilities Electric Information

June 2015

	Three Months Ended June 30				Six Months Ended June 30
	2015	2014	% Inc. (Dec.)	% Inc. (Dec.) Weather Normal (2)	2015	2014	% Inc. (Dec.)	% Inc. (Dec.) Weather Normal (2)
GWH Sales (1)
Residential	1,811	1,813	(0.1%)		4,492	4,592	(2.2%)
General Service	2,315	2,299	0.7%		4,678	4,671	0.1%
Industrial	1,479	1,494	(1.0%)		2,927	2,930	(0.1%)
Other Energy Sales	26	28	(7.1%)		54	56	(3.6%)
Unbilled Sales	182	160	13.8%		49	(82)	159.8%

Total Regular Electric Sales	5,813	5,794	0.3%	(0.4%)	12,200	12,167	0.3%	0.4%

Special Sales	420	30	1,300.0%		800	136	488.2%

Total Electric Sales - Duke Energy Ohio	6,233	5,824	7.0%		13,000	12,303	5.7%

Average Number of Customers
Residential	746,005	741,069	0.7%		746,812	742,324	0.6%
General Service	87,200	86,497	0.8%		87,187	86,374	0.9%
Industrial	2,530	2,519	0.4%		2,534	2,521	0.5%
Other Energy Sales	3,218	3,171	1.5%		3,212	3,171	1.3%

Total Regular Sales	838,953	833,256	0.7%		839,745	834,390	0.6%

Special Sales	1	1	—%		1	1	—%

Total Average Number of Customers - Duke Energy Ohio	838,954	833,257	0.7%		839,746	834,391	0.6%

Heating and Cooling Degree Days
Actual
Heating Degree Days	348	361	(3.6%)		3,310	3,470	(4.6%)
Cooling Degree Days	391	382	2.4%		391	382	2.4%

Variance from Normal
Heating Degree Days	(14.5%)	(11.7%)	n/a		12.1%	16.8%	n/a
Cooling Degree Days	7.7%	10.7%	n/a		6.3%	9.1%	n/a

(1)	Except as indicated in footnote (2), represents non-weather normalized billed sales, with energy delivered but not yet billed (i.e. unbilled sales) reflected as a single amount and not allocated to the respective retail classes.
(2)	Represents weather normal total retail calendar sales (i.e. billed and unbilled sales).

Duke Energy Ohio

Quarterly Highlights

Supplemental Regulated Utilities Gas Information

June 2015

	Three Months Ended June 30				Six Months Ended June 30
	2015	2014	% Inc. (Dec.)	% Inc. (Dec.) Weather Normal (2)	2015	2014	% Inc. (Dec.)	% Inc. (Dec.) Weather Normal (2)
MCF Sales (1)
Residential	5,052,315	5,948,555	(15.1%)		27,231,220	29,534,496	(7.8%)
General Service	3,553,999	3,931,932	(9.6%)		16,625,080	17,624,423	(5.7%)
Industrial	1,335,427	1,508,405	(11.5%)		4,411,288	4,321,235	2.1%
Other Energy Sales	4,538,714	4,822,263	(5.9%)		10,754,865	11,419,293	(5.8%)
Unbilled Sales	(2,892,000)	(2,435,000)	(18.8%)		(3,245,000)	(4,902,000)	33.8%

Total Gas Sales - Duke Energy Ohio	11,588,455	13,776,155	(15.9%)	(9.3%)	55,777,453	57,997,447	(3.8%)	(1.7%)

Average Number of Customers
Residential	474,973	472,847	0.4%		476,554	474,482	0.4%
General Service	43,003	43,330	(0.8%)		44,171	44,316	(0.3%)
Industrial	1,604	1,609	(0.3%)		1,655	1,663	(0.5%)
Other Energy Sales	143	155	(7.7%)		144	156	(7.7%)

Total Average Number of Gas Customers - Duke Energy Ohio	519,723	517,941	0.3%		522,524	520,617	0.4%

Heating and Cooling Degree Days
Actual
Heating Degree Days	348	361	(3.6%)		3,310	3,470	(4.6%)
Cooling Degree Days	391	382	2.4%		391	382	2.4%

Variance from Normal
Heating Degree Days	(14.5%)	(11.7%)	n/a		12.1%	16.8%	n/a
Cooling Degree Days	7.7%	10.7%	n/a		6.3%	9.1%	n/a

(1)	Except as indicated in footnote (2), represents non-weather normalized billed sales, with energy delivered but not yet billed (i.e. unbilled sales) reflected as a single amount and not allocated to the respective retail classes.
(2)	Represents weather normal total retail calendar sales (i.e. billed and unbilled sales).

Duke Energy Indiana

Quarterly Highlights

Supplemental Regulated Utilities Electric Information

June 2015

	Three Months Ended June 30				Six Months Ended June 30
	2015	2014	% Inc. (Dec.)	% Inc. (Dec.) Weather Normal (2)	2015	2014	% Inc. (Dec.)	% Inc. (Dec.) Weather Normal (2)
GWH Sales (1)
Residential	1,807	1,871	(3.4%)		4,807	5,090	(5.6%)
General Service	1,993	2,002	(0.4%)		4,069	4,107	(0.9%)
Industrial	2,626	2,701	(2.8%)		5,170	5,224	(1.0%)
Other Energy Sales	14	14	—%		27	27	—%
Unbilled Sales	104	76	36.8%		7	(227)	103.1%

Total Regular Electric Sales	6,544	6,664	(1.8%)	(1.1%)	14,080	14,221	(1.0%)	(0.9%)

Special Sales	1,161	1,791	(35.2%)		2,353	3,108	(24.3%)

Total Electric Sales - Duke Energy Indiana	7,705	8,455	(8.9%)		16,433	17,329	(5.2%)

Average Number of Customers
Residential	696,563	689,977	1.0%		698,622	692,942	0.8%
General Service	100,564	100,237	0.3%		100,486	100,258	0.2%
Industrial	2,709	2,702	0.3%		2,699	2,719	(0.7%)
Other Energy Sales	1,574	1,506	4.5%		1,568	1,501	4.5%

Total Regular Sales	801,410	794,422	0.9%		803,375	797,420	0.7%

Special Sales	7	6	16.7%		8	6	33.3%

Total Average Number of Customers - Duke Energy Indiana	801,417	794,428	0.9%		803,383	797,426	0.7%

Heating and Cooling Degree Days
Actual
Heating Degree Days	411	525	(21.7%)		3,689	4,042	(8.7%)
Cooling Degree Days	364	318	14.5%		364	318	14.5%

Variance from Normal
Heating Degree Days	(7.0%)	18.5%	n/a		16.9%	27.5%	n/a
Cooling Degree Days	(1.4%)	(10.9%)	n/a		(2.9%)	(12.2%)	n/a

(1)	Except as indicated in footnote (2), represents non-weather normalized billed sales, with energy delivered but not yet billed (i.e. unbilled sales) reflected as a single amount and not allocated to the respective retail classes.
(2)	Represents weather normal total retail calendar sales (i.e. billed and unbilled sales).

DUKE ENERGY CORPORATION

ADJUSTED TO REPORTED EARNINGS RECONCILIATION

Three Months Ended June 30, 2015

(Dollars in millions, except per-share amounts)

		Special Items
	Adjusted Earnings	Costs to Achieve, Progress Merger		Discontinued Operations		Total Adjustments	Reported Earnings
SEGMENT INCOME
Regulated Utilities	$632	$—		$—		$—	$632
International Energy	52	—		—		—	52
Commercial Portfolio	8	—		(41	)D	(41)	(33)

Total Reportable Segment Income	692	—		(41)		(41)	651
Other	(34)	(14	)A	—		(14)	(48)
Intercompany Eliminations	—	—		(3	)C	(3)	(3)

Total Reportable Segment Income and Other Net Expense	658	(14)		(44)		(58)	600
Discontinued Operations	—	—		(57	)B	(57)	(57)

Net Income (Loss) Attributable to Duke Energy Corporation	$658	$(14)		$(101)		$(115)	$543

EPS ATTRIBUTABLE TO DUKE ENERGY CORPORATION, BASIC	$0.95	$(0.02)		$(0.15)		$(0.17)	$0.78

EPS ATTRIBUTABLE TO DUKE ENERGY CORPORATION, DILUTED	$0.95	$(0.02)		$(0.15)		$(0.17)	$0.78

A -	Net of $8 million tax benefit. Recorded within Operating Expenses on the Condensed Consolidated Statements of Operations.
B -	Recorded in Income (Loss) From Discontinued Operations, net of tax on the Consolidated Statements of Operations, and includes the impact of a litigation reserve related to the nonregulated Midwest generation business.
C -	Reverses the impact on eliminations of classifying the nonregulated Midwest generation business as discontinued operations.
D -	State tax expense resulting from the completion of the sale of the nonregulated Midwest generation business.

Weighted Average Shares (reported and adjusted) - in millions

Basic	692
Diluted	692

DUKE ENERGY CORPORATION

ADJUSTED TO REPORTED EARNINGS RECONCILIATION

Six Months Ended June 30, 2015

(Dollars in millions, except per-share amounts)

		Special Items
	Adjusted Earnings	Costs to Achieve, Progress Merger		Midwest Generation Operations		Discontinued Operations		Total Adjustments	Reported Earnings
SEGMENT INCOME
Regulated Utilities	$1,406	$—		$—		$—		$—	$1,406
International Energy	88	—		—		—		—	88
Commercial Portfolio	103	—		(94	)B	(41	)E	(135)	(32)

Total Reportable Segment Income	1,597	—		(94)		(41)		(135)	1,462
Other	(58)	(27	)A	—		—		(27)	(85)
Intercompany Eliminations	—	—		—		(4	)D	(4)	(4)

Total Reportable Segment Income and Other Net Expense	1,539	(27)		(94)		(45)		(166)	1,373
Discontinued Operations	—	—		94	B	(60	)C	34	34

Net Income (Loss) Attributable to Duke Energy Corporation	$1,539	$(27)		$—		$(105)		$(132)	$1,407

EPS ATTRIBUTABLE TO DUKE ENERGY CORPORATION, BASIC	$2.20	$(0.04)		$—		$(0.15)		$(0.19)	$2.01

EPS ATTRIBUTABLE TO DUKE ENERGY CORPORATION, DILUTED	$2.20	$(0.04)		$—		$(0.15)		$(0.19)	$2.01

A -	Net of $16 million tax benefit. Recorded within Operating Expenses on the Condensed Consolidated Statements of Operations.
B -	Operating results of the nonregulated Midwest generation business that had been classified from discontinued operations after adjustment for special items and economic hedges (net of $53 million tax benefit).
C -	Recorded in Income (Loss) From Discontinued Operations, net of tax on the Condensed Consolidated Statements of Operations, and includes the impact of a litigation reserve related to the nonregulated Midwest generation business.
D -	Reverses the impact on eliminations of classifying the nonregulated Midwest generation business as discontinued operations.
E -	State tax expense resulting from the completion of the sale of the nonregulated Midwest generation business.

Weighted Average Shares (reported and adjusted) - in millions

Basic	700
Diluted	700

DUKE ENERGY CORPORATION

ADJUSTED TO REPORTED EARNINGS RECONCILIATION

Three Months Ended June 30, 2014

(Dollars in millions, except per-share amounts)

		Special Items
	Adjusted Earnings	Costs to Achieve, Progress Merger		Midwest Generation Operations		Economic Hedges (Mark-to- Market) *		Discontinued Operations		Total Adjustments	Reported Earnings
SEGMENT INCOME
Regulated Utilities	$689	$—		$—		$—		$—		$—	$689
International Energy	146	—		—		—		—		—	146
Commercial Portfolio	16	—		(34	)B	(3	)C	—		(37)	(21)

Total Reportable Segment Income	851	—		(34)		(3)		—		(37)	814
Other	(65)	(38	)A	13	B	—		—		(25)	(90)
Intercompany Eliminations	—	—		—		—		(2	)D	(2)	(2)

Total Reportable Segment Income and Other Net Expense	786	(38)		(21)		(3)		(2)		(64)	722
Discontinued Operations	—	—		21	B	—		(134	)E	(113)	(113)

Net Income (Loss) Attributable to Duke Energy Corporation	$786	$(38)		$—		$(3)		$(136)		$(177)	$609

EPS ATTRIBUTABLE TO DUKE ENERGY CORPORATION, BASIC	$1.11	$(0.06)		$—		$—		$(0.19)		$(0.25)	$0.86

EPS ATTRIBUTABLE TO DUKE ENERGY CORPORATION, DILUTED	$1.11	$(0.06)		$—		$—		$(0.19)		$(0.25)	$0.86

A -	Net of $23 million tax benefit. Recorded in Operating Expenses on the Consolidated Statements of Operations.
B -	Operating results of the nonregulated Midwest generation business that had been classified from discontinued operations after adjustment for special items and economic hedges to the Commercial Portfolio segment (net of $10 million tax expense) and Other segment (net of $13 million tax benefit).
C -	Net of $2 million tax expense. Recorded in Operating Revenues on the Consolidated Statement of Operations.
D -	Reverses the impact on eliminations of classifying the nonregulated Midwest generation business as discontinued operations.
E -	Recorded in Income (Loss) From Discontinued Operations, net of tax on the Consolidated Statement of Operations. Includes the impairment of the nonregulated Midwest generation business and the mark-to-market of economic hedges of the nonregulated Midwest generation business.

Weighted Average Shares (reported and adjusted) - in millions

Basic	707
Diluted	707

*	Mark-to-market adjustments reflect the impact of derivative contracts, which are used in Duke Energy’s hedging of a portion of the economic value of its generation assets in the Commercial Portfolio segment and also relate to existing derivative positions that may have tenors beyond the planned disposal date of the nonregulated Midwest generation business. The mark-to-market impact of derivative contracts is recognized in GAAP earnings immediately as such derivative contracts do not qualify for hedge accounting or regulatory treatment. The economic value of generation assets is subject to fluctuations in fair value due to market price volatility of input and output commodities (e.g. coal, electricity, natural gas). Economic hedging involves both purchases and sales of those input and output commodities related to generation assets. Operations of the generation assets are accounted for under the accrual method. Management believes excluding impacts of mark-to-market changes of the derivative contracts from adjusted earnings until settlement better matches the financial impacts of the derivative contract with the portion of economic value of the underlying hedged asset. However, due to the divestiture of the nonregulated Midwest generation business as mentioned above, certain derivative positions have tenors beyond the planned disposal date of these assets. As such, management has excluded settlements of these derivative positions from adjusted diluted EPS as these realized gains and losses more closely relate to the loss on disposal of these assets. Management believes that the presentation of adjusted diluted EPS Attributable to Duke Energy Corporation provides useful information to investors, as it provides them an additional relevant comparison of Duke Energy Corporation’s performance across periods.

DUKE ENERGY CORPORATION

ADJUSTED TO REPORTED EARNINGS RECONCILIATION

Six Months Ended June 30, 2014

(Dollars in millions, except per-share amounts)

		Special Items
	Adjusted Earnings	Costs to Achieve, Progress Merger		Midwest Generation Impairment		Midwest Generation Operations		Economic Hedges (Mark-to- Market) *		Discontinued Operations		Total Adjustments	Reported Earnings
SEGMENT INCOME
Regulated Utilities	$1,426	$—		$—		$—		$—		$—		$—	$1,426
International Energy	276	—		—		—		—		—		—	276
Commercial Portfolio	26	—		(59	)B	(14	)C	(6	)F	—		(79)	(53)

Total Reportable Segment Income	1,728	—		(59)		(14)		(6)		—		(79)	1,649
Other	(113)	(72	)A	—		8	C	—		—		(64)	(177)
Intercompany Eliminations	—	—		—		—		—		(4	)E	(4)	(4)

Total Reportable Segment Income and Other Net Expense	1,615	(72)		(59)		(6)		(6)		(4)		(147)	1,468
Discontinued Operations	—	—		—		6	C	—		(962	)D	(956)	(956)

Net Income (Loss) Attributable to Duke Energy Corporation	$1,615	$(72)		$(59)		$—		$(6)		$(966)		$(1,103)	$512

EPS ATTRIBUTABLE TO DUKE ENERGY CORPORATION, BASIC	$2.28	$(0.10)		$(0.08)		$—		$(0.01)		$(1.37)		$(1.56)	$0.72

EPS ATTRIBUTABLE TO DUKE ENERGY CORPORATION, DILUTED	$2.28	$(0.10)		$(0.08)		$—		$(0.01)		$(1.37)		$(1.56)	$0.72

A -	Net of $44 million tax benefit. $1 million recorded as a decrease in Operating Revenues, $114 million recorded within Operating Expenses and $1 million recorded within Interest Expense on the Consolidated Statements of Operations.
B -	Net of $35 million tax benefit. Recorded within Impairment Charges (Operating Expenses) on the Consolidated Statements of Operations.
C -	Operating results of the nonregulated Midwest generation business that had been classified from discontinued operations after adjustment for special items and economic hedges to the Commercial Portfolio segment (net of $19 million tax benefit) and Other segment (net of $8 million tax benefit).
D -	Recorded in Income (loss) From Discontinued Operations, net of tax on the Consolidated Statements of Operations. Includes the impairment of the nonregulated Midwest generation business and the mark-to-market of economic hedges of the nonregulated Midwest generation business.
E -	Reverses the impact on eliminations of classifying the nonregulated Midwest generation business as discontinued operations.
F -	Net of $3 million tax benefit. Recorded within Operating Revenues on the Consolidating Statements of Operations.

Weighted Average Shares (reported and adjusted) - in millions

Basic	707
Diluted	707

*	Mark-to-market adjustments reflect the impact of derivative contracts, which are used in Duke Energy’s hedging of a portion of the economic value of its generation assets in the Commercial Portfolio segment and also relate to existing derivative positions that may have tenors beyond the planned disposal date of the nonregulated Midwest generation business. The mark-to-market impact of derivative contracts is recognized in GAAP earnings immediately as such derivative contracts do not qualify for hedge accounting or regulatory treatment. The economic value of generation assets is subject to fluctuations in fair value due to market price volatility of input and output commodities (e.g. coal, electricity, natural gas). Economic hedging involves both purchases and sales of those input and output commodities related to generation assets. Operations of the generation assets are accounted for under the accrual method. Management believes excluding impacts of mark-to-market changes of the derivative contracts from adjusted earnings until settlement better matches the financial impacts of the derivative contract with the portion of economic value of the underlying hedged asset. However, due to the divestiture of the nonregulated Midwest generation business as mentioned above, certain derivative positions have tenors beyond the planned disposal date of these assets. As such, management has excluded settlements of these derivative positions from adjusted diluted EPS as these realized gains and losses more closely relate to the loss on disposal of these assets. Management believes that the presentation of adjusted diluted EPS Attributable to Duke Energy Corporation provides useful information to investors, as it provides them an additional relevant comparison of Duke Energy Corporation’s performance across periods.

DUKE ENERGY CORPORATION

ADJUSTED EFFECTIVE TAX RECONCILIATION

Three and Six Months Ended June 30, 2015

(Dollars in Millions)

	Three Months Ended June 30, 2015			Six Months Ended June 30, 2015
	Balance	Effective Tax Rate		Balance	Effective Tax Rate
Adjusted Earnings, Pre-Tax Income*	$962			$2,272
Costs to Achieve, Progress Energy Merger	(22)			(43)
Midwest Generation Operations	—			(147)
Intercompany Eliminations	(2)			(4)

Reported Income From Continuing Operations Before Income Taxes	$938			$2,078

Adjusted Tax Expense*	$300	31.2	%**	$726	32.0	%**
Tax Adjustment Related to Midwest Generation Sale	41			41
Midwest Generation Operations	—			(53)
Costs to Achieve, Progress Energy Merger	(8)			(16)
Intercompany Eliminations	1			—

Reported Income Tax Expense From Continuing Operations	$334	35.6%		$698	33.6%

*	Includes amounts attributable to noncontrolling interests
**	Adjusted effective tax rate is a non-GAAP financial measure as the rate is calculated using a pretax earnings and income tax expense, both adjusted for the impact of special items. The most directly comparable GAAP measure for adjusted effective tax rate is reported effective tax rate, which includes the impact of special items.

DUKE ENERGY CORPORATION

ADJUSTED EFFECTIVE TAX RECONCILIATION

Three and Six Months Ended June 30, 2014

(Dollars in Millions)

	Three Months Ended June 30, 2014			Six Months Ended June 30, 2014
	Balance	Effective Tax Rate		Balance	Effective Tax Rate
Adjusted Earnings, Pre-Tax Income*	$1,101			$2,354
Costs to Achieve, Progress Energy Merger	(61)			(116)
Midwest Generation Operations	(24)			(33)
Economic Hedges (Mark-to-Market)	(5)			(9)
Asset Impairment	—			(94)
Intercompany Eliminations	(3)			(5)

Reported Income From Continuing Operations Before Income Taxes	$1,008			$2,097

Adjusted Tax Expense*	$311	28.2	%**	$731	31.1	%**
Costs to Achieve, Progress Energy Merger	(23)			(44)
Midwest Generation Operations	(3)			(27)
Economic Hedges (Mark-to-Market)	(2)			(3)
Asset Impairment	—			(35)
Intercompany Eliminations	(1)			(1)

Reported Income Tax Expense From Continuing Operations	$282	28.0%		$621	29.6%

*	Includes amounts attributable to noncontrolling interests
**	Adjusted effective tax rate is a non-GAAP financial measure as the rate is calculated using a pretax earnings and income tax expense, both adjusted for the impact of special items. The most directly comparable GAAP measure for adjusted effective tax rate is reported effective tax rate, which includes the impact of special items.